Exhibit 5.13

[LETTERHEAD OF HOLLAND & HART LLP]

May 20, 2016

Kids Behavioral Health of Montana, Inc.

6100 Tower Circle, Suite 1000

Franklin, TN 37067

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this letter in our capacity as special Montana counsel to Kids Behavioral Health of Montana, Inc., a Montana corporation (“Opinion Party”), in connection with the Opinion Party’s guaranty, along with other guarantors under the Indenture (as defined below), of $390,000,000 in aggregate principal amount of 6.500% Senior Notes due 2024 (“Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (“Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (“Registration Statement”) to be filed with the Securities and Exchange Commission (“Commission”) on or about May 20, 2016, under the Securities Act of 1933, as amended (“Securities Act”). The obligations of the Company under the Exchange Notes have been guaranteed by the Opinion Party in the Indenture, along with other guarantors. The Opinion Party’s guarantee obligation as set forth in the Indenture will be referred to in this letter as the “Guarantee”. The Exchange Notes are to be issued pursuant to an Indenture dated as of February 16, 2016, by and among Company, the Guarantors (as defined in the Indenture) and U.S. Bank National Association, as trustee (“Indenture”).

In connection with this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of various documents, including the following (collectively, the “Transaction Documents”):

(i) the Indenture;

(ii) the Registration Statement;

(iii) the Registration Rights Agreement dated as of February 16, 2016, among the Company, the Opinion Party, the other guarantors party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC; and

(iv) The following documents (referred to in this letter as the “Charter Documents”):

A. Articles of Incorporation of the Opinion Party, filed with the Montana Secretary of State (“Secretary of State”) on March 25, 1997, as amended by Articles of Amendment filed with the Secretary of State on October 10, 2002, certified by the Secretary of State on January 15, 2016;

B. Bylaws of the Opinion Party, certified as true, correct and complete on February 16, 2016;

C. Certificate of Existence for the Opinion Party, issued by the Secretary of State on May 4, 2016 (“Certificate of Existence”);

D. Secretary’s Certificate to the extent it relates to the Opinion Party dated as of February 16, 2016, and reconfirmed on May 20, 2016; and

E. Resolutions of the board of directors of the Opinion Party, dated February 4, 2016, and reconfirmed on May 20, 2016.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing the Transaction Documents, the authority of such persons signing on behalf of the parties to the Transaction Documents, other than the Opinion Party and the due authorization, execution and delivery of all documents by the parties other than the Opinion Party. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Opinion Party.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary;

(iii) the Outstanding Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(v) the Company and Opinion Party will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement;

(vi) the Opinion Party is a direct or indirect wholly owned subsidiary of the Company;

(vii) the Opinion Party operates a residential treatment facility as defined in Montana Code Annotated Section 50-5-101(53) and has all required licenses and permits from the State of Montana to operate its business;

(viii) the transactions described in the Transaction Documents (“Transactions”) do not constitute an obligation on the part of the Opinion Party to incur a capital expenditure; and

(ix) the Transactions do not constitute an obligation for a capital expenditure by the Opinion Party to acquire fifty percent or more of an existing health care facility.

Based solely on the foregoing, and in reliance thereon, and subject to the assumptions, limitations, and exceptions set forth in this letter, we are of the opinion that:

1. The Opinion Party is a corporation duly created, validly existing, and, based solely on the Certificate of Existence, is in good standing under the laws of the State of Montana.

2. The Opinion Party has all requisite corporate power and authority, as applicable, to enter into and perform its obligations under the Indenture, including the Guarantee.

3. The execution, delivery, and performance by the Opinion Party of the Indenture, including the Guarantee, and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action necessary on the part of the Opinion Party under its Charter Documents.

4. The Opinion Party has duly executed and delivered the Indenture.

5. The execution and delivery by the Opinion Party of the Indenture and the performance by the Opinion Party of its obligations under the Indenture (including with respect to the Guarantee) do not and will not contravene, conflict with, or violate any of (i) the Charter Documents, or (ii) any statute or governmental rule or regulation of the State of Montana.

6. No consent, authorization, approval, or filing with any state, or local governmental agencies, authorities, or instrumentalities was required in connection with the execution and delivery of the Indenture.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any law except the laws of the State of Montana and the Montana case law decided thereunder and, (ii) any law relating to securities, pension and employee benefits, taxes, and any laws not generally applicable to the opinions set forth in this opinion.

This letter is limited to the specific issues addressed in this letter and no opinion may be inferred or implied beyond that expressly stated in this letter. We assume no obligations to revise or supplement this letter after the date of this letter should the present laws of the State of Montana be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this letter with the Commission as Exhibit 5.13 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ HOLLAND & HART LLP

HOLLAND & HART LLP

[LETTERHEAD OF HOLLAND & HART LLP]

May 20, 2016

Discovery House-LT, Inc.

Discovery House TV, Inc.

Discovery House-UC, Inc.

Discovery House Utah, Inc.

6100 Tower Circle, Suite 1000

Franklin, TN 37067

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Utah counsel to Discovery House-LT, Inc., Discovery House TV, Inc., Discovery House-UC, Inc., and Discovery House Utah, Inc., each of which is a direct or indirect wholly-owned subsidiary of the Company, as defined herein (the “Opinion Parties”) in connection with the Opinion Parties’ proposed guaranty, along with other guarantors under the Indenture (as defined below), of $390,000,000 in aggregate principal amount of 6.500% Senior Notes due 2024 (“Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (“Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”) to be filed with the Securities and Exchange Commission (“Commission”) on or about May 20, 2016, under the Securities Act of 1933, as amended (“Securities Act”). The obligations of the Company under the Exchange Notes will be guaranteed by the Opinion Parties (“Guarantees”), along with other guarantors. The Exchange Notes and Guarantees are to be issued pursuant to an Indenture dated as of February 16, 2016, by and among Company, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee, as supplemented (“Indenture”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of various documents, including the following:

(i) the Indenture;

(ii) the Registration Statement;

(iii) the Registration Rights Agreement dated as of February 16, 2016, among the Company, the Opinion Parties, the other guarantors party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC; and

(iv) The following documents (hereinafter referred to as the “Charter Documents”):

A. Amended and Restated Articles of Incorporation of Discovery House-LT, Inc., filed with the Utah Division of Corporations and Commercial Code (“Division”) on November 3, 2015;

B. Amended and Restated Articles of Incorporation of Discovery House TV, Inc., filed with the Division on November 3, 2015;

C. Amended and Restated Articles of Incorporation of Discovery House-UC, Inc., filed with the Division on November 3, 2015;

D. Amended and Restated Articles of Incorporation of Discovery House Utah, Inc., filed with the Division on November 3, 2015;

E. Bylaws of Discovery House-LT, Inc., certified as true, correct and complete by the Secretary on February 16, 2016, and reconfirmed on May 20, 2016;;

F. Bylaws of Discovery House TV, Inc., certified as true, correct and complete by the Secretary on February 16, 2016, and reconfirmed on May 20, 2016;;

G. Bylaws of Discovery House-UC, Inc., certified as true, correct and complete by the Secretary on February 16, 2016, and reconfirmed on May 20, 2016;

H. Bylaws of Discovery House Utah, Inc., certified as true, correct and complete by the Secretary on February 16, 2016, and reconfirmed on May 20, 2016;

(v). Certificate of Existence for each Opinion Party, issued by the Division on April 27, 2016;

(vi). Secretary’s Certificate of each Opinion Party dated as of February 16, 2016, and reconfirmed on May 20, 2016; and,

(vii). Resolutions of the board of directors of each Opinion Party, dated February 4, 2016, and reconfirmed on May 20, 2016;

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Opinion Parties and the due authorization, execution and delivery of all documents by the parties thereto other than the Opinion Parties. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Opinion Parties.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary;

(iii) the Outstanding Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(v) the Company and Opinion Parties will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based solely on the foregoing, and in reliance thereon, and subject to the assumptions, limitations, and exceptions set forth herein, we are of the opinion that:

1. Each of the Opinion Parties is a corporation organized, validly existing, and in good standing under the laws of the State of Utah.

2. Each Opinion Party has all requisite corporate power and authority, as applicable, to enter into and perform its obligations under the Indenture and the Guarantees.

3. The execution, delivery, and performance by each of the Opinion Parties of each of the Indenture and Guarantee and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action, as applicable, necessary on the part of the Opinion Parties under their respective Charter Documents.

4. Each of the Opinion Parties has duly executed and delivered the Indenture.

5. The execution and delivery by each Opinion Party of the Indenture and the Guarantees and the performance by each Opinion Party of its obligations thereunder (including with respect to the Guarantees) do not and will not contravene, conflict with, or violate any of (i) the Charter Documents of each Opinion Party or (ii) any statute or governmental rule or regulation of the State of Utah.

6. No consent, authorization, approval or filing with any state, or local governmental agencies, authorities, or instrumentalities was required in connection with the execution and delivery of the Indenture or is required for the issuance by each of the Opinion Parties of the Guarantees.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any law except the laws of the State of Utah and the Utah case law decided thereunder and (ii) the “Blue Sky” laws and regulations of Utah.

This opinion is limited to the specific issues addressed herein and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligations to revise or supplement this opinion after the date of the effectiveness of the Registration Statement should the present laws of the State of Utah be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.13 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ HOLLAND & HART LLP

HOLLAND & HART LLP